SECURITIES EXCHANGE AGREEMENT

AMONG

CIPHER HOLDING CORPORATION,

POSITRON ACQUISITION CORP.

AND

IMAGIN DIAGNOSTIC CENTRES, INC.,

APRIL 11, 2005

     THIS SECURITIES EXCHANGE AGREEMENT (the "Agreement"), is made as of the 11th day of April, 2005, by and among CIPHER HOLDING CORPORATION, a publicly owned Delaware corporation ("Cipher"), POSITRON ACQUISITION CORP., a Nevada corporation and wholly-owned subsidiary of Cipher ("PAC"), and IMAGIN DIAGNOSTIC CENTRES, INC., a privately owned Canadian corporation ("Imagin") (collectively, the "Parties").

     WHEREAS, Cipher is a publicly owned Delaware corporation with a class of securities registered with the Securities and Exchange Commission ("SEC") pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     WHEREAS, Imagin is the holder of Secured Convertible Promissory Notes made by Positron Corporation, a publicly owned Texas corporation with a class of securities registered pursuant to Section 12(g) of the Exchange Act ("Positron") (collectively the "Positron Notes"). The Positron Notes are convertible into shares of Positron's Class C Preferred Stock and Class D Preferred Stock, each with a par value of $1.00 per share (the "Positron Preferred") which are convertible into 64,000,000 shares of Positron's common stock, par value $.01 per share (the "Conversion Shares");

     WHEREAS, Imagin desires to transfer the Positron Notes to PAC in exchange (the "Exchange") of 30,000,000 newly-issued shares of Cipher's common stock, par value $.001 per share (the "Exchange Shares");

     WHEREAS, the respective Boards of Directors of Cipher, PAC and Imagin have deemed it advisable and in the best interests of their respective corporations that the Parties consummate the transactions provided for herein in order to advance their long-term strategic business interests;

     WHEREAS, the respective Boards of Directors of Cipher, PAC and Imagin have approved, in accordance with their jurisdictions, this Agreement and the transactions contemplated hereby, including the Exchange; and

     WHEREAS, the Exchange is intended to qualify as a tax free exchange under Section 368(B) of the Internal Revenue Code of 1986, as amended (the "Code"), but no opinion of counsel or Internal Revenue Service determination shall be obtained for treatment and shall not be a condition to Closing.

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES

          SECTION 1.1. AGREEMENT TO EXCHANGE. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Cipher shall sell, assign, transfer, convey and deliver the Exchange Shares to Imagin and Imagin shall accept the Exchanges Shares from Cipher and shall sell, assign, transfer, convey and deliver the Positron Notes to PAC and PAC shall accept the Positron Notes.

          SECTION 1.2. CLOSING. The closing of such Exchange (the "Closing") shall take place at 10:00 a.m. E.S.T. on April 25, 2005, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the principal offices of Levy & Boonshoft, P.C., at 477 Madison Avenue, 14th Floor, New York, New York. At the Closing, Imagin shall deliver to PAC the original Positron Notes, with a consent to such assignment, executed by Positron, in the form attached hereto as Exhibit "A". In full consideration and exchange for the Positron Notes, Cipher shall issue the Exchange Shares to Imagin, in one or more certificates as so directed by Imagin prior to the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF
IMAGIN

          Imagin hereby represents, warrants and agrees as follows:

          SECTION 2.1. CORPORATE ORGANIZATION.

                    (a) Imagin is duly organized, validly existing and in good standing under the laws of each jurisdiction where it is required to do so, and have all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Imagin (an "Imagin Material Adverse Effect");

                    (b) Copies of the Articles of Organization and By-laws of Imagin, with all amendments thereto to the date hereof, have been furnished to Cipher and PAC, and such copies are accurate and complete as of the date hereof. The minute books of Imagin are current as required by law, contain the minutes of all meetings of the Boards of Directors from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors of Imagin.

                    SECTION 2.2. TITLE, ENCUMBRANCES. Imagin is the owner of the Positron Notes free and clear of all encumbrances and, on the Closing Date will transfer the Positron Notes free and clear of all liens, pledges, encumbrances, security in trust or other restrictions. SECTION 2.3. RIGHT TO CONVERSION. Except as set forth on the face of the Positron Notes or within the Note Purchase Agreement, Loan Agreement, Security Agreement, Voting Agreement and Registration Rights Agreement between Imagin and Positron, dated May 21, 2004, the Statements of Designation of Positron's Series C and D Preferred Stock dated May 21, 2004, and other related documents, (the "Issuance Agreements"), Imagin is aware of no reason which would impair Cipher's right to deliver the Positron Notes to Positron in order to obtain the Positron Preferred and the Conversion Shares from Positron.

                    SECTION 2.4 INVESTMENT INTENT. Imagin hereby represents and warrants to Cipher as follows:

                    (a) This Agreement is made by the Cipher with Imagin which a Non-U.S. person, in reliance upon Imagin's representations, warranties and covenants made in this Section 2.4.

                    (b) Imagin has been advised and acknowledges that:

                                        (i) the Exchange Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

                                        (ii) in issuing and selling the Exchange Shares to Imagin pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulation S and/or on Section 4(2) under the Securities Act;

                                        (iii) it is a condition to the availability of the Regulation S "safe harbor" that the Exchange Shares not be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the date of the Closing Date; and

                                        (iv) notwithstanding the foregoing, prior to the expiration of one year after Closing Date (the "Restricted Period"), the Exchange Shares, may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (a) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (b) the offer and sale is outside the United States and to other than a U.S. person.

                    (c) As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. person" (as defined in Regulation S) means:

                                        (i)  a natural person resident in the United States;

                                        (ii)  any partnership or corporation organized or incorporated under the laws of the United States;

                                        (iii)  any estate of which any executor or administrator is a U.S. person;

                                        (iv)  any trust of which any trustee is a U.S. person;

                                        (v)   any agency or branch of a foreign entity located in the United States;

                                        (vi)  any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                                        (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

                                        (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

                    As used herein, the term "Non-U.S. person" means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

                    (d) Imagin agrees that with respect to the Exchange Shares, subject to Section 4.8 below and until the expiration of the Restricted Period:

                              (i) Imagin, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Exchange Shares issuable upon conversion thereof, or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period;

                              (ii) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Exchanged Shares, may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and (C) Imagin shall not engage in hedging transactions with regard to the Exchange Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Exchange Shares, except for transferees pursuant to an effective registration statement. Imagin agrees that after the Restricted Period, the Exchange Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

                    (e) Imagin has not engaged, nor is it aware that any party has engaged, and Imagin will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Exchange Shares.

                    (f)  Imagin:

                              (i) is domiciled and has its principal place of business outside the

                              (ii) certifies it is acquiring the Exchange Shares for the account or benefit of any U.S. person; and

                              (iii) at the time of the Closing, Imagin or persons acting on Imagin's behalf in connection therewith will be located outside the United States.

                    (g) At the time of Imagin's offer to purchase the Exchange Shares and at the time of Imagin's execution of this Agreement, Imagin or persons acting on its behalf in connection therewith were located outside the United States.

                    (h) Imagin is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

                    (i) Imagin acknowledges that that the Cipher shall refuse to instruct its transfer agent to register any transfer of any the Exchange Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

                    (j) Imagin is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Exchange Shares or any use of the issuance Agreements, including (i) the legal requirements within its jurisdiction for the purchase of such

Exchange Shares (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Exchange Shares. Imagin's payment for, and Imagin's continued beneficial ownership of, the Exchange Shares issuable upon conversion thereof will not violate any applicable laws of Imagin's jurisdiction.

                    (k) Imagin has satisfied in full all applicable securities laws of Canada and the United States in connection with the issuance by Imagin of securities the proceeds from the sale and issuance of which are or will be used in whole or in part to purchase the Exchange Shares, and has or will provide to Cipher such information and documents as the Cipher shall reasonably request concerning such transactions, including an opinion of counsel regarding the legality of such transactions.

                    (l) Imagin understands and agrees that each certificate held by Imagin representing the Exchange Shares, or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION."

                    SECTION 2.5 AUTHORIZATION AND VALIDITY OF AGREEMENTS.

                    Imagin has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Imagin and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Imagin is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          SECTION 2.6. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement by Imagin does not and will not violate or conflict with any provision of the information documents or By-laws of Imagin, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Imagin is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Imagine, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Imagin is bound.

          SECTION 2.7. CONSENTS AND APPROVALS. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by or the performance by Imagin of its obligations hereunder.

         SECTION 2.8. SURVIVAL. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Imagin at the closing as if made at such time and shall survive the closing for a period terminating on the second anniversary.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CIPHER AND PAC

          CIPHER and PAC represent, warrant and agree as follows:

          SECTION 3.1. CORPORATE ORGANIZATION.

                    (a) Cipher and PAC are duly organized, validly existing and in good standing in each jurisdiction where they are required to do so and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by Cipher and PAC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Cipher or PAC (a "Cipher Material Adverse Effect").

                    (b) Copies of the Articles of Incorporation and By-laws of Cipher and PAC, with all amendments thereto to the date hereof, have been furnished to Imagin, and such copies are accurate and complete as of the date hereof. The minute books of Cipher and PAC are current as required by law, contain the minutes of all meetings of the Boards of Directors, committees of the Boards of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Boards of Directors and committees of the Boards of Directors of Cipher and PAC.

          SECTION 3.2. CAPITALIZATION OF CIPHER; TITLE TO THE EXCHANGE SHARES. The authorized capital stock of Cipher consists of (a) 95,000,000 shares of common stock, par value $.001 per share, of which 19,145,311 shares were issued and outstanding and an additional 4,357,000 shares are reserved for issuance as of December 31, 2004, and (b) 5,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or similar rights and no personal liability attaches to the ownership thereof. There are no other outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of Cipher.

          SECTION 3.3. AUTHORIZATION AND VALIDITY OF AGREEMENTS. Cipher and PAC have all corporate power and authority to execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the Exchange Shares with Imagin, to perform their obligations hereunder and to consummate the transactions contemplated hereby. All of the Exchange Shares to be issued and sold to Imagin pursuant to this Agreement, when issued and delivered as provided herein shall be duly authorized, validly issued and non-assessable and free of preemptive or similar rights. The execution and delivery of this Agreement by Cipher and PAC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Cipher and PAC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          SECTION 3.4. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement by Cipher and PAC does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of Cipher or PAC, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which they are a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Cipher or PAC, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Cipher or PAC are bound.

          SECTION 3.5. CONSENTS AND APPROVALS. There is no consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, required in connection with the execution and delivery of this Agreement by Cipher or the performance by Cipher of its obligations hereunder.

          SECTION 3.6. FINANCIAL STATEMENTS. Cipher has heretofore furnished to Imagin (a) audited financial statements as of and for the year ended on December 31, 2003, accompanied by the reports thereon of Cipher's Accountants, and the unaudited financial statements for the period ended September 30, 2004 (the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material respects, the financial position, results of operations and changes in financial position of Cipher as of such dates and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of Cipher, (iv) are reconciled with the financial statements and the financial records maintained and the accounting methods applied by Cipher for federal income tax purposes, and (v) contain all entries recommended by Cipher's Accountants.

          SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2004, and except (i) as contemplated by this Agreement (ii) or set forth in the reports filed by Cipher (the "Cipher Public Reports") with the SEC: (a) Cipher has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of Cipher. Cipher does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Cipher; (b) there has not been any substantive change in any method of accounting or accounting practice of Cipher; (c) there have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of Cipher or any redemption, purchase or other acquisition of any other Cipher's securities; and (d) an increase in the compensation payable or to become payable to any director or officer of Cipher other than pursuant to employment agreements or consistent with prior past practices.

          SECTION 3.8. TAX MATTERS. All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of Cipher have been filed, and Cipher has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of Cipher have been paid or adequately provided for and Cipher knows of no proposed additional tax assessment against Cipher not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against Cipher, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of Cipher. In the ordinary course, Cipher makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by Cipher. Cipher has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

          Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

          SECTION 3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as setforth on the Cipher Public Report, Cipher has no indebtedness or liability, absolute or contingent,

known or unknown, which is not shown or provided for on the balance sheet of Cipher as of September 30, 2004, other than liabilities incurred or accrued in the ordinary course of business since September 30, 2004. Except as shown in such balance sheets or in the notes to the Financial Statements or as disclosed in a Cipher Public Report, Cipher is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

          SECTION 3.10. INTERESTS IN REAL PROPERTY. Cipher and PAC do not own any real property.

          SECTION 3.11. PERSONAL PROPERTY. Cipher owns all personal property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property")) purported to be owned by it as of the date hereof. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of, any of, Cipher: (i) is, in the aggregate, in such operating condition repair as may be necessary to carry on the business of Cipher as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of Cipher.

          SECTION 3.12. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. There are no licenses, permits, franchises, authorizations and approvals issued or granted to Cipher by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), or any pending applications therefor.

          SECTION 3.13. COMPLIANCE WITH LAW. The operations of Cipher have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Cipher and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a Cipher Material Adverse Effect. Cipher has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Cipher or any of its assets, properties or operations.

          SECTION 3.14. LITIGATION. Except as disclosed in a Cipher Public Report, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Cipher's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Cipher or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of Cipher or the transactions contemplated by this Agreement, nor is any basis known to Cipher for any such action, suit, proceeding or investigation. Neither Cipher nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a Cipher Material

Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

          SECTION 3.15. CONTRACTS. The Cipher Public Reports set forth a true and complete list of all material contracts, agreements and other instruments to which Cipher is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining Cipher from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Except as disclosed in a Cipher Public Report, each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof except as disclosed in a Cipher Public Report. Cipher has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to Cipher's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default except as disclosed in a Cipher Public Report. To the best of

Cipher's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

          SECTION 3.16. EMPLOYEE PLANS. Cipher has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") relating to continuation coverage for group health plans. Cipher has no employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of ERISA, and no employee pension benefit plan as defined in Section 3(2) of ERISA (an "Employee Pension Plan"). Additionally, there are no pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which Cipher maintains, or has any obligation to contribute to.

          SECTION 3.17. ENVIRONMENTAL MATTERS. No licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") are required by Cipher and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a Cipher Material Adverse Effect. Cipher has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or any other Environmental Laws, nor has Cipher received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its respective assets.

          SECTION 3.18. LABOR MATTERS. Cipher is not a party to: (i) any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); and (iii) any collective bargaining agreement or other labor union contract applicable to persons employed by Cipher nor does Cipher know of any activities or proceedings of any labor union to organize any such employees. Cipher has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

          SECTION 3.19. INVESTMENT INTENT. The Positron Notes will be acquired hereunder solely for the account of Cipher, for investment, and not with a view to the resale or distribution thereof.

          SECTION 3.20. SEC FILINGS. Cipher has heretofore delivered to Imagin copies of Cipher's Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Form 10-QSB for the period ended September 30, 2004. As of the respective dates, such reports compiled in all material respects with all applicable requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Cipher has filed, timely, all periodic and other reports, schedules, forms exhibits, statements and other documents required to be filed by it with the SEC under the Exchange Act. Cipher is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act. Cipher has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Over-The-Counter Bulletin Board under the symbol "CIHR". There is no fact known to Cipher (other than general economic conditions known to the public generally) that has not been publicly disclosed by Cipher that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of Cipher, or (ii) could reasonably be expected to materially and adversely affect the ability of Cipher to perform its obligations pursuant to this Agreement.

          SECTION 3.21. DISCLOSURE. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Cipher in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading. SECTION 3.22. SUBSIDIARIES. Except for PAC and Cipher Multimedia, Inc., an Illinois corporation, Cipher has no subsidiaries and no investments, directly or indirectly, or the financial interest in any other corporation or business organization, join venture, or partnership of any kind whatsoever.

          SECTION 3.23. SURVIVAL. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Cipher at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary.

ARTICLE IV
COVENANTS

          SECTION 4.1. CERTAIN CHANGES AND CONDUCT OF BUSINESS. (a) From and after the date of this Agreement and until the Closing Date, Cipher shall conduct, its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations or warranties of Cipher, and without the prior written consent of Imagin, Cipher will not, except as required or permitted pursuant to the terms hereof:

                              (i) make any material change in the conduct of its businesses and operations enter into any transaction other than in the ordinary course of business consistent with past practices;

                              (ii) make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                              (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, or (B) issue any securities convertible or exchangeable for debt securities of Cipher;

                              (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof; (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a Cipher Material Adverse Effect;

                              (vi) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

                              (vii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                              (viii) make or commit to make any material capital expenditure;

                              (ix) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

                              (x) guarantee any indebtedness for borrowed money or any other obligation of any other person;

                              (xi) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material;

                              (xii) make any loan, advance or capital contribution to or investment in any person;

                              (xiii) make any change in any method of accounting or accounting principle, method, estimate or practice;

                              (xiv) settle, release or forgive any claim or litigation or waive any right;

                              (xv) commit itself to do any of the foregoing;

                              (xvi) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted; and

                              (xvii) continue to conduct its business in the ordinary course consistent with past practices.

                    SECTION 4.2. ACCESS TO PROPERTIES AND RECORDS. Imagin shall afford Cipher, and Cipher shall afford to Imagin's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of, or the conditions to, the obligations of any party.

                    SECTION 4.3. NEGOTIATIONS. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of party or persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving any party thereof except as permitted herein. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

                    SECTION 4.4. CONSENTS AND APPROVALS. The parties, (i) shall use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection with such transactions.

                    SECTION 4.5. PUBLIC ANNOUNCEMENT. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

ARTICLE V
CONDITIONS TO OBLIGATIONS OF CIPHER AND PAC

                    The obligations of Cipher and PAC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Cipher and PAC in their sole discretion:

                    SECTION 5.1. REPRESENTATIONS AND WARRANTIES OF IMAGIN. All representations and warranties made by Imagin in this Agreement shall be true and correct on and as of the Closing Date as if again made by Imagin on and as of such date.

                    SECTION 5.2. AGREEMENTS AND COVENANTS. Imagin shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by any of them on or prior to the Closing Date.

                    SECTION 5.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

                    SECTION 5.4. POSITRON CONSENT. Imagin shall deliver to Cipher and PAC, the prior, written consent of Positron to the transfer, sale and assignment of the Positron Notes to PAC as set forth in this Agreement

                    SECTION 5.5. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Imagin shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

                    SECTION 5.6. GOODSTANDING AND OTHER CERTIFICATES. Imagin shall have delivered to Cipher and PAC:

                              (a) copies of certificates or articles of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; and

                              (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation, to the effect that Imagin is in good standing in such jurisdiction and listing all charter documents including all amendments thereto, on file.

                    SECTION 5.7. OTHER CLOSING DOCUMENTS. Cipher and PAC shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Imagin or in furtherance of the transactions contemplated by this Agreement as Cipher and PAC or their counsel may reasonably request.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF IMAGIN

                    The obligation of Imagin to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Imagin in its sole discretion, as the case may be.

                    SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF CIPHER AND

                    PAC. All representations and warranties made by Cipher and PAC in this Agreement shall be true and correct on and as of the Closing Date as if again made by Cipher and PAC on and as of such date.

                    SECTION 6.2. AGREEMENTS AND COVENANTS. Cipher shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                    SECTION 6.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date, including but not limited to the approval of the Board of Directors of Cipher, and the majority shareholders of Cipher.

                    SECTION 6.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Cipher and its subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

                    SECTION 6.5. GOODSTANDING AND OTHER CERTIFICATES. Cipher and PAC shall have delivered to Imagin:

                              (a) copies of certificates or articles of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of their jurisdiction of incorporation;

                              (b) a certificate form the Secretary of State or other appropriate official of their respective jurisdictions of incorporation, to the effect that Cipher and PAC is in good standing in such jurisdiction and listing all charter documents including all amendments thereto, on file; and

                              (c) a copy of the By-Laws of Cipher and PAC, certified by each Secretary as being true and correct and in effect on the Closing Date.

                    SECTION 6.6. OTHER CLOSING DOCUMENTS. Imagin shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Cipher and PAC or in furtherance of the transactions contemplated by this Agreement as Imagin or its counsel may reasonably request.

ARTICLE VII
TERMINATION AND ABANDONMENT

                    SECTION 7.1. METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

                              (a) By the mutual written consent of the Parties;

                              (b) By Cipher, upon a material breach of any representation, warranty, covenant or agreement on the part of Imagin set forth in this Agreement, or if any representation or warranty of Imagin shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (an "Imagin Breach"), and such breach shall, if capable of cure, have not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                              (c) By Imagin, upon a material breach of any representation, warranty, covenant or agreement on the part of Cipher set forth in this Agreement, or, if any representation or warranty of Cipher shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a “Cipher Breach”), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                              (d) By either Cipher or Imagin, if the Closing shall not have been consummated on or before May 31, 2005, provided, however, that this Agreement may be extended by written notice of either Cipher or Imagin and further provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

                              (e) By either Cipher or Imagin if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

                              SECTION 7.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by Cipher or Imagin pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement ,provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII
POST-CLOSING AGREEMENTS

                              SECTION 8.1. CONSISTENCY IN REPORTING. Each party hereto agrees that: (i) the transaction is intended to qualify as a tax-free exchange under the Code; (ii) the exchange shall be reported for Federal income tax purposes as a tax-free exchange; (iii) for purposes of all financial statements, tax returns and reports, and communications with third parties, the transactions contemplated in this agreement and ancillary or collateral transactions will be treated as a tax-free exchange; and (iv) if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was with the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX
MISCELLANEOUS PROVISIONS

                    SECTION 9.1. SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.2, 2.3, 2.8 and 3.23. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

                    SECTION 9.2. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

                    SECTION 9.3. FINDERS. The Parties represent and warrant that they have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby.

                    SECTION 9.4. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring suchfees, costs or expenses.

                    SECTION 9.5. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, transmitted facsimile with proof of transmission, or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

(a) If to Cipher or PAC, to:

                                                  Cipher Holding Corporation
                                                  3801 N. Washington Street
                                                  Oak Brook, Illinois 60523
                                                  Attn: Patrick Rooney

                                                  with a copy to:

                                                  Levy & Boonshoft, P.C.
                                                  477 Madison Avenue
                                                  New York, New York 10022
                                                  Attn: Peter Campitiello, Esq.

                                                  (b) If to Imagin, to:

                                                  Imagin Diagnostic Centres, Inc.
                                                  5160 Yonge Street, Suite 300
                                                  Toronto, Ontario MZN 6L9
                                                  Attn: _______________

                                                    with a copy to:
                                                  _______________________
                                                  _______________________
                                                  _______________________

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5.

                    SECTION 9.6. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

                    SECTION 9.7. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                    SECTION 9.8. TITLES AND HEADINGS. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

                    SECTION 9.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                    SECTION 9.10. ARBITRATION. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably agree that any controversy or claim, arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association, in accordance with its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment rendered by award of the arbitrator(s) may be entered in any court having jurisdiction thereof.

                    SECTION 9.11. ENFORCEMENT OF THE AGREEMENT. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity in accordance with Section 9.10 herein.

                    SECTION 9.12. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice-of-law provisions thereof.

                    SECTION 9.13. SCHEDULES. Any schedule not previously provided or attached hereto may be exchanged between the Parties within seven (7) days from the execution of this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CIPHER HOLDING CORPORATION

BY:  /s/ Patrick Rooney
PATRICK ROONEY, PRESIDENT

POSITRON ACQUISITION CORPORATION

BY:  /s/ Corey Conn
COREY CONN, PRESIDENT

IMAGIN DIAGNOSTIC CENTRES, INC.

BY:  /s/ Cynthia Jordan
Cynthia Jordan, CEO

Exhibit A

CONSENT AGREEMENT

            This Consent Agreement is entered into this 11th day of April, 2005 by and between

            IMAGIN DIAGNOSTIC CENTRES, INC., a Canadian corporation (“Imagin”) and POSITRON CORPORATION, a Texas corporation (“Positron”).

            WHEREAS, Imagin is the holder of Secured Convertible Promissory Notes made by Positron, a publicly owned Texas corporation with a class of securities registered pursuant to Section 12(g) of the Exchange Act (collectively the “Positron Notes”). The Positron Notes are convertible into shares of Positron's Class C Preferred Stock and Class D Preferred Stock, each with a par value of $1.00 per share (the “Positron Preferred”) which are convertible into 64,000,000 shares of Positron's common stock, par value $.01 per share (the “Conversion Shares”);

            WHEREAS, Imagin has entered into a Securities Exchange Agreement (“SEA”) with Cipher Holding Corporation, a publicly owned Delaware corporation with a class of securities registered pursuant to Section 12(g) of the Exchange Act (“Cipher”) in exchange (the “Exchange”) for 30,000,000 newly-issued shares of Cipher's common stock, par value $.001 per share (the “Exchange Shares”); SEA.

            WHEREAS, Cipher has required Positron's consent to the Exchange under the terms of the

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Imagin and Positron hereby agree as follows:

                        1. Positron hereby consents to the Exchange pursuant to the terms of the SEA and to the provisions including those specified below:

                                    A. Positron shall issue a number of shares of the Positron Preferred equivalent to the convertible into 64,000,000 shares of Positron common stock upon the conversion of the Positron Preferred as set forth in the Positron Notes; and

                                    B. Positron hereby acknowledges all payments under the Positron Notes shall be hereafter made to Cipher unless converted into shares of Positron Preferred;

                        2. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware.

                        3. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

                        4. No terms or provisions hereof shall be waived, modified or altered either by act, failure to act, extension of time or otherwise, except as set forth in a written instrument properly executed and delivered by the party sought to be charged. No assent, expressed or implied, by either party, or waiver by either party, to or of any breach of any terms or provisions of this Consent Agreement shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.

                        5. This Consent Agreement contains the entire agreement of the parties as to the subject matter hereof and supersedes all other understandings, both oral and written.

            IN WITNESS WHEREOF, the parties hereto have executed this Consent Agreement on the date first set forth above.

POSITRON CORPORATION

By: ___________________________ , President
IMAGIN DIAGNOSTIC CENTRES, INC.

By: ___________________________ , President